SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material under Rule 14a-12
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which
transaction applies:

(2)	Aggregate number of securities to which
transaction applies:

(3)	Per unit price or other underlying value of transaction
computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)
and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Home Page High Level: Please vote your Proxy [if room, for Retirement Money Market & Retirement Government Money Market Portfolios]

Urgent! Notice for Participants with holdings in:

Retirement Money Market Portfolio

Retirement Government Money Market Portfolio

Your fund's shareholder meeting is scheduled for September 13th.

Your vote is very important.

Please Mail your Proxy Ballot Today!

To vote by phone, see the information on your Proxy Ballot

SHAREHOLDER MEETING & PROXY Q&A

Why do mutual funds send out proxies and hold shareholder meetings?

Mutual funds are owned by shareholders. The funds are required to hold meetings so the shareholders of the fund can vote on specific proposals representing various aspects of the fund's business and investment policies. To hold a shareholder meeting, the fund must have the required shareholders' votes. Proxies are mailed to enable shareholders to vote since many cannot attend in person.

Is it important to vote by proxy, even if shares are held in a 401 (k) retirement savings or other account?

Yes! It is very important to vote as soon as possible. A fund's shareholder meeting cannot be held unless shareholders vote in sufficient numbers to reach quorum. Therefore, the proxy votes for shares held in all types of accounts or plans count and are very much needed.

How do I know if I'm able to vote or if my employer or plan sponsor votes instead?

If you receive the proxy package, your employer or plan sponsor has authorized the fund to send the material directly to you to vote.

Why do funds ask all shareholders to vote by proxy?

A proxy solicitation campaign is held to enable shareholders to vote. The vote of each shareholder counts toward the totals needed to reach quorum and for specific proposals.

If a participant has only has a small holding in a fund, should they still vote?

Yes. Their votes are important whether they have many or few shares. Their votes will help the fund reach the quorum needed to hold the shareholder meeting and conduct the fund's business.

What are the most common proxy proposals?

Depending on the fund, shareholders may be asked to vote to elect the fund's Board of Trustees, select the fund's auditors, approve the fund's management contracts, or modify an aspect of the fund's fundamental investment objective or policies.

Are there any other proposals?

Yes. From time to time, there may be other proposals. For instance, shareholders may be asked to vote on proposals to change the form of or location of incorporation of a fund's Trust, to add the ability to invest in other funds to provide efficiencies of scale to the fund, or to approve a sub-advisory arrangement for day-to-day investment research, advice, or management of the fund's portfolio. There could be many other such proposals that pertain to a fund's structure.

Why do the proxy documents look complicated?

Q & As are sometimes included in the proxy package to help explain or simplify the proposals. However, while mutual funds are relatively easy to invest in, they can be somewhat complicated to organize and manage. The proxy proposals often reflect these complexities.

For more complete information about any of the mutual funds available through the plan, including fees and expenses, call or write Fidelity for free prospectuses. Read them carefully before you make your investment choices.

Fidelity Investments Institutional Services Company, Inc.

82 Devonshire Street, Boston, MA 02109

110983